UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date earliest event reported): May 31, 2007

SLM Student Loan Trust 2007-1
(Exact name of issuer as specified in its charter)

DELAWARE	333-132315/	61-1466416
333-132315-12
(State or other jurisdiction	(Commission File Numbers)	(I.R.S. employer
of formation)		Identification No.)
c/o The Bank of New York Trust Company N.A
2 N. LaSalle Street,
Chicago, Illinois 60602
(Address of issuer’s principal executive offices)
Issuer’s telephone number including are code: (703) 984-6419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02 Change of Trustee
     On May 31, 2007, Chase Bank USA, National Association, a national banking association organized under the laws of the United States, resigned as eligible lender trustee for SLM Student Loan Trust 2007-1 (the “Trust”). Such resignation was as a result of the transaction completed on October 1, 2006 between JPMorgan Chase & Co. and The Bank of New York Company, Inc. whereby select portions of JPMorgan Chase & Co.’s corporate trust business, including its municipal, corporate and structured finance trusteeships, were exchanged for The Bank of New York’s consumer, small business and middle market banking businesses.
     The administrator has designated The Bank of New York Trust Company, N.A., a national banking association, as successor eligible lender trustee for the Trust. The Bank of New York Trust Company, N.A. has accepted such designation. The Bank of New York Trust Company, N.A. has and is currently serving as eligible lender trustee for numerous securitization transactions and programs involving pools of student loan receivables.
     The eligible lender trustee holds legal title, on behalf of the trust, to all the trust student loans purchased on the closing date and during the supplemental purchase period. The eligible lender trustee, on behalf of the trust, has entered into separate guarantee agreements with the guarantee agencies with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements.
     The eligible lender trustee will act on behalf of the excess distribution certificateholder and represent and exercise the rights and interests of the excess distribution certificateholder under the trust agreement. Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.
     The liability of the eligible lender trustee in connection with the issuance and sale of the notes consists solely of the express obligations specified in the trust agreement and sale agreement. The eligible lender trustee is not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence. The eligible lender trustee is entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. Affiliates of the depositor maintain banking relations with the eligible lender trustee.
     The Bank of New York Trust Company, N.A. may resign as eligible lender trustee at any time. The administrator may also remove The Bank of New York Trust Company, N.A. as the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as trustee. In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of The Bank of New York Trust Company, N.A. as the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the eligible lender trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2007	SLM STUDENT LOAN TRUST 2007-1

By: SLM FUNDING LLC

	By:	/s/ MARK L. HELEEN

	Name:	Mark L. Heleen
	Title:	VICE PRESIDENT